FORM 8-K


SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 25049

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES ACT OF 1934


Date of Report (date of earliest event reported): JUne 8, 2005


CROFF ENTERPRISES, INC.
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(Exact name of registrant as specified in its charter)


Utah                       1-100
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(State or other             (Commission file
jurisdiction of incorporation)         number)


87-0233535
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(IRS Employer identification Number)
3773 Cherry Creek Drive North #1025, Denver, Colorado  80209
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(Address of principal executive offices)         (Zip Code)

(303) 383-1555
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(Registrant's telephone number, including area code)


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ITEM 5.02 Departure of Directors or Principal Officers; Election
of Directors; Appointment of Principal Officers.

DENVER, COLORADO, JUNE 8, 2005, CROFF OIL COMPANY
(OTCBB: COFF) Croff Enterprises, Inc. announced today that
Donald L. Peterson, its newly selected Chief Financial Officer, Secretary and Treasurer had resigned effective today.
Mr. Peterson had been hired for the position effective April 1, 2005, and completed the financial reporting, including the 10-Q, for the first quarter of 2005. Gerald L. Jensen, Croff s President, announced that the Company would seek an acting Chief Financial Officer as soon as possible. In the meantime, the Assistant Secretary/Treasurer, Kelle Thomas would assume these duties. The Company is also considering outsourcing some of its accounting work.

Croff is an independent energy company engaged in the business of oil and natural gas production, primarily through ownership of perpetual mineral interests and acquisition of producing oil and natural gas leases. The Company s principal activity is oil and natural gas production from non-operated properties. The Company acquires, owns, and produces, producing and non-producing leases and perpetual mineral interests in Alabama, Colorado, Michigan, Montana, New Mexico, North Dakota, Oklahoma, Texas, Utah and Wyoming.

                                   SIGNATURE

Pursuant to the requirements of the securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 8, 2005

                          CROFF ENTERPRISES, INC.

                          By: /s/  Gerald L. Jensen
                          --------------------------------
                          Name:  Gerald L. Jensen
                          Title: President